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                       Securities and Exchange Commission
                             Washington, D.C. 20549




                                    FORM 8-K



              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                January 31, 2002
                                ----------------


                            IMX PHARMACEUTICALS, INC.
                            -------------------------
             (Exact name of Registrant as specified in its charter)

                        Commission File Number 000-30294
                                               ---------


Utah                                                                  87-0394290
---------                                                             ----------
(State or other jurisdiction of                                (I.R.S.  Employer
incorporation or organization)                               Identification No.)



                  Suite 2902, 140 Broadway, New York, NY 10005
                  --------------------------------------------
                    (Address of Principal Executive Offices)



                                  212.509.9500
                                  ------------
              (Registrant's Telephone number, including area code)




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ITEM 2.  Acquisition or Disposition of Assets.

         On January 31, 2002, Registrant ("IMX") completed the acquisition of the balance of the equity interests in ThinkDirectMarketing, Inc. ("TDMI"). TDMI designs, develops, and distributes products and services that automate and streamline direct marketing and customer relationship management.

         IMX had previously acquired an option ("Option") to acquire the remaining eighty-two and one-half percent (82.5%) of the equity interests in TDMI ("Equity") on December 11th, 2001 when IMX also acquired $4,000,000 of TDMI's convertible promissory notes and seventeen and one-half percent (17.5%) of the TDMI equity interests from Cater Barnard, plc ("Cater Barnard").

         In exchange for the Equity, IMX issued to the holders of the Equity interests a total of 81,010 shares of its newly created Class B Preferred Stock. The Class B Preferred Stock has an $80 stated value per share. It is convertible into IMX Common Stock at a rate of one share of Common Stock for each $4.00 of stated value. Until conversion, each share of the Class B Preferred Stock will cast one vote for each share of IMX Common Stock into which it can be converted.

         At the same time, as required by the agreement creating the Option, IMX issued warrants to purchase 168,056 shares of its common stock, par value $.001 per share, ("Common Stock") to the holders of TDMI warrants ("Warrants") and stock options to the existing TDMI employees under its newly adopted 2002 Stock Option Plan (the "Plan") to purchase 189,945 shares of Common Stock ("Stock Options"). The Warrants expire on January 31, 2007. Warrants to purchase 66,000 shares have a purchase price of $1.89 and the balance have a purchase price of $3.00. The Stock Options, which are subject to the Plan's approval by the IMX Stockholders, include 60,344 that are presently vested and have an exercise price of $4.00 and 129,402 that vest over the next three years and have an exercise price of $3.00.

         Immediately after the closing, Dean Eaker and Bruce Biegel, currently officers and directors of TDMI were elected directors of IMX and Bruce Biegel was elected a Senior Vice-President and designated as Chief Financial Officer to replace Mark Garratt.

Description of TDMI

         TDMI has developed several scaleable and complementary lines of data management products and professional direct mail services. TDMI has marketing agreements to provide direct mail and telemarketing services with major Corporations and business service partners that serve the small and medium business marketplace including the United States Postal Service ("USPS"), Avery Dennison, Interactive Intelligence Inc, the National Restaurant Association, and the National Association of Insurance and Financial Advisors. In April 2001, TDMI, completed the acquisition of DirectMailQuotes, LLC ("DMQ") to further expand into direct product sales to the mail shop channel and to provide additional value added services to the small and medium business market. As DMQ was also one of the five USPS partners, the acquisition consolidated TDMI's position as the Postal Services leading affiliate.



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         TDMI's direct mail, mailing services and telemarketing products are specifically tailored to provide a cost-effective and powerful direct marketing solution for new customer acquisition and customer retention to the more than 20 million small and medium size businesses in the United States.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

The historical pro forma financial statements required by Item 7 as a result of the transactions described in Item 2 will be filed not later than April 16th, 2002.


   Exhibit
    Number                                 Description
    ------                                 -----------

      3 Amendment Creating the Class B Preferred Stock (Incorporated by reference from Report on Form 8-K filed October 12, 2001)

     3.1        Form of Warrant issued to the holders of the TDMI warrants.

     3.2        Agreement between the Company and the TDMI Equity and Warrant
                Holders




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        IMX PHARMACEUTICALS, INC.


Date: February 14, 2001                 By:    /s/Adrian Stecyk
                                            ------------------------------------
                                               Adrian Stecyk




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                                INDEX TO EXHIBITS


  Exhibit
   Number                          Description                             Page
                                   -----------                             ----

      3         Amendment Creating the Class B Preferred Stock
                (Incorporated by reference from Report on Form 8-K filed October 12, 2001)

     3.1 Form of Warrant issued to the holders of the TDMI warrants.

     3.2 Agreement between the Company and the TDMI Equity and Warrant Holders









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